UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2013

INTERNATIONAL ISOTOPES INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	0-22923	74-2763837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-524-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

In an effort to raise capital to support its ongoing depleted uranium de-conversion and fluoride extraction process project, on September 3, 2013, the board of directors (the “Board”) of International Isotopes Inc. (the “Company”), authorized an offer to its current warrant holders to encourage them to exercise outstanding warrants.  The offer gave holders of the Company’s outstanding warrants two options for purchasing shares of the Company’s Common Stock, par value $01 per share (the “Common Stock”), at a discount until September 27, 2013.  The Board subsequently authorized extending the date to accept one of the offers until October 4, 2013.

Under Option 1, the warrant exercise price was reduced to $0.09.  Each warrant holder could exercise any number of their Class F, H, I, and K warrants for $0.09 per warrant and receive a like number shares of the Company’s Common Stock.  Under Option 2, each Class H and K class warrant holder could submit two (2) Class H or K warrants plus $0.06 in exchange for one (1) share of Common Stock.   Each Class F and I warrant holder could submit four (4) Class F or I warrants plus $0.06 in exchange for one (1) share of Common Stock.  Class K warrant holders could also apply the accrued interest on their outstanding Convertible Subordinated Notes, due to be paid on September 30, 2013, towards the cash exercise price of either option.

In connection with the above mentioned offer, under Option 1, 87,573 Class F warrants; 25,000 Class I warrants; and 444,448 Class K warrants were exercised.  The total exercise price due was $50,131.89.  $46,192.57 was applied to outstanding interest, $3,939.32 was paid to the Company in cash and the Company will be issuing 557,021 shares of Common Stock to the warrant holders who exercised their warrants under the offer.

Under Option 2, 4,612,427 Class F warrants; 5,800,559 Class H warrants; 5,692,445 Class I warrants; and 1,683,900 Class K warrants were exercised.  The total exercise price due was $377,756.98.  $64,540.18 was applied to outstanding interest, $313,216.80 was paid to the Company in cash and the Company will be issuing 6,295,951 shares of Common Stock to the warrant holders who exercised their warrants under the offer.

In total, 4,700,000 Class F warrants; 5,800,559 Class H warrants; 5,717,445 Class I warrants; and 2,083,348 Class K warrants were exercised.  The total exercise price due was $427,888.87.  $110,732.75 was applied to outstanding interest, $317,156.12 was paid to the Company in cash and the Company will be issuing 6,852,972 shares of Common Stock to the warrant holders who exercised their warrants under the offer.

For additional information on each class of the Company’s warrants, including forms of each such warrant, please see: (i) with respect to the Class F warrants, the Company’s current report on Form 8-K filed on November 12, 2008 and Exhibit 99.1 thereto, (ii) with respect to the Class H warrants, the Company’s current report on Form 8-K filed on February 25, 2010 and Exhibit 4.2 thereto, (iii) with respect to the Class I warrants, the Company’s current report on Form 8-K filed on November 1, 2010 and Exhibit 4.1 thereto and (v) with respect to the Class K warrants, the Company’s current report on Form 8-K filed on August 2, 2012 and Exhibit 99.3 thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Isotopes Inc.

Date: October 8, 2013	By:	/s/ Steve T. Laflin
Steve T. Laflin President and Chief Executive Officer